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                                                                     Exhibit 1.1

                   _______________ American Depositary Shares

                            SATYAM INFOWAY LIMITED

                          American Depositary Shares
 Each Representing One-Fourth of One Equity Share, Par Value Rs. 10 per Share


                          U.S. UNDERWRITING AGREEMENT
                          ---------------------------


                                                               February __, 2000

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
                 INCORPORATED
SALOMON SMITH BARNEY INC.
As U.S. Representatives of the several U.S. Underwriters named in Schedule I hereto
     c/o MERRILL LYNCH & CO.
       MERRILL LYNCH, PIERCE, FENNER & SMITH
                       INCORPORATED
       North Tower
       World Financial Center
       New York, New York  10281-1209

Ladies/Gentlemen:

     Satyam Infoway Limited, a limited liability company formed under the laws of the Republic of India (the "Company"), proposes to issue and sell to Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Salomon Smith Barney Inc. and each of the other U.S. Underwriters named in Schedule I hereto (collectively, the "U.S. Underwriters"), for whom Merrill Lynch and Salomon Smith Barney Inc. are acting as representatives (in such capacity, the "U.S. Representatives"), an aggregate of _______________ American Depositary Shares (the "Initial U.S. Securities") each representing one-fourth of one equity share, par value Rs. 10 per share (the "Equity Shares"), of the Company, subject to the terms and conditions set forth herein. The Company also proposes to issue and sell to the several U.S. Underwriters not more than an additional _______________ American Depositary Shares (the "Option U.S. Securities"), each representing one-fourth of one Equity Share, if requested by the U.S. Underwriters as provided in Section 2 hereof. The Initial U.S. Securities and the U.S. Option Securities are hereinafter called, collectively, the "U.S. Securities" and/or the "ADSs".
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The offer of the U.S. Securities by the U.S. Underwriters is hereinafter called the "U.S. Offering".

     Each ADS will be evidenced by an American Depositary Receipt (an "ADR") to be issued by Citibank, N.A., as depositary (the "Depositary"), pursuant to a Deposit Agreement dated as of October 18, 1999, as supplemented by a First Supplemental Deposit Agreement dated as of January 6, 1999 (the "Deposit Agreement"), by and among the Company, the Depositary and the holders and beneficial holders from time to time of the ADSs.

     It is understood that the Company is concurrently entering into the International Underwriting Agreement dated the date hereof (the "International Underwriting Agreement") providing for the offering pursuant to Regulation S under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "1933 Act"), by the Company of an aggregate of _______________ American Depositary Shares (the "International Securities") through arrangements with certain underwriters outside the United States and Canada (the "International Underwriters").

     The U.S. Underwriters and the International Underwriters are hereinafter collectively called the "Underwriters", the Initial U.S. Securities and the International Securities are hereinafter collectively called the "Initial Securities", and the U.S. Securities and the International Securities are hereinafter called the "Securities". The U.S. Offering and the International Offering are collectively called the "Offerings". The U.S. Underwriting Agreement (the "U.S. Underwriting Agreement") and the International Underwriting Agreement are hereinafter collectively called the "Underwriting Agreements".
All references to "US dollars" or "$" herein are to United States dollars.

     The Underwriters will concurrently enter into an Agreement Among Syndicates of even date herewith (the "Intersyndicate Agreement") providing for the coordination of certain transactions among the Underwriters.

     SECTION 1. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the 1933 Act, a registration statement on Form F-1 (File No. 333-96111), including a prospectus, relating to the Equity Shares represented by the U.S. Securities. Such registration statement also relates to Equity Shares represented by a portion of the International Securities which are being registered solely for the purpose of their re-sale in the United States in such transactions as require registration under the 1933 Act. The registration statement, as amended at the time it became effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the 1933 Act, is hereinafter referred to as the "Registration Statement". Two forms of prospectuses are to be used in connection with the offering and sale of the Securities: one relating to the U.S. Securities (the "U.S. Prospectus") and one relating to the International Securities (the "International Prospectus"). The U.S. Prospectus may also be used in connection with re-sales of the

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International Securities in the United States to the extent that any such transactions would not otherwise be exempt from registration under the 1933 Act. The International Prospectus is identical to the U.S. Prospectus, except for the front cover and back cover pages, table of contents and the information under the caption "Underwriting". The U.S. Prospectus and the International Prospectus are referred to collectively as the "Prospectuses". If the Company has filed or is required pursuant to the terms hereof to file a registration statement pursuant to Rule 462(b) under the 1933 Act (a "Rule 462(b) Registration Statement"), then, unless otherwise specified, any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462(b) Registration Statement. The Company and the Depositary have also prepared and filed with the Commission, in accordance with the provisions of the 1933 Act, a registration statement on Form F-6 (File No. 333-10982 relating to the ADSs. Such registration statement, as amended at the time it became effective, is hereinafter referred to as the "ADS Registration Statement".

     SECTION 2. Agreements to Sell and Purchase and Lock-Up Agreements; Additional Expenses. On the basis of the representations, warranties and covenants contained in the U.S. Underwriting Agreement, and subject to its terms and conditions, the Company agrees to issue and sell, and each U.S. Underwriter agrees, severally and not jointly, to purchase from the Company at a price per ADS of $______________ (the "Purchase Price") the number of Initial U.S. Securities set forth opposite the name of such Underwriter in Schedule I hereto.

     On the basis of the representations and warranties contained in the U.S. Underwriting Agreement, and subject to its terms and conditions, the Company agrees to issue and sell the U.S. Option Securities and the U.S. Underwriters shall have the right to purchase, severally and not jointly, up to ______________ U.S. Option Securities from the Company at the Purchase Price. U.S. Option Securities may be purchased solely for the purpose of covering over-allotments made in connection with the offering of the Initial U.S. Securities. The U.S. Underwriters may exercise their right to purchase U.S. Option Securities in whole or in part from time to time by giving written notice thereof to the Company within 30 days after the date of the U.S. Underwriting Agreement. You shall give any such notice on behalf of the U.S. Underwriters and such notice shall specify the aggregate number of U.S. Option Securities to be purchased pursuant to such exercise and the date for payment and delivery thereof, which date shall be a business day (i) no earlier than two business days after such notice has been given (and, in any event, no earlier than the Closing Date (as hereinafter defined)) and (ii) no later than ten business days after such notice has been given. If any U.S. Option Securities are to be purchased, each U.S. Underwriter, severally and not jointly, agrees to purchase from the Company the number of U.S. Option Securities (subject to such adjustments to eliminate fractional shares as you may determine) which bears the same proportion to the total number of U.S. Option Securities to be purchased from the Company as the number of Initial U.S. Securities set forth opposite the name of such Underwriter in Schedule I bears to the total number of Initial U.S. Securities.

     The Company hereby agrees not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, dispose of or transfer any Equity Shares, ADSs, or any securities

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convertible into or exercisable or exchangeable for Equity Shares, ADSs or (ii)
enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, economic consequences of ownership of the Equity Shares, ADSs, or such other securities (regardless of whether any of the transactions described in clause (i) or (ii) is to be settled by the delivery of Equity Shares, ADSs or such other securities, in cash or otherwise), except to the Underwriters pursuant to the Underwriting Agreements and pursuant to the Deposit Agreement, for a period of 90 days after the date of the U.S. Prospectus without the prior written consent of Merrill Lynch. Notwithstanding the foregoing, during such period (i) the Company may grant stock options pursuant to the Company's existing stock option plan and (ii) the Company may issue Equity Shares upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof, and (iii) the Company may issue Equity Shares during the Lockup Period in connection with acquisitions, strategic alliances or joint ventures ("Excepted Transactions"), provided that
(a) the Company shall give Merrill Lynch five days prior written notice of any such issuance describing the Excepted Transaction in reasonable detail and stating the number of Equity Shares proposed to be issued in the Excepted Transaction, (b) all Equity Shares issued in connection with the Excepted Transaction shall remain subject to the restrictions of this paragraph for the remainder of the Lockup Period and (c) each person that is to acquire any such Equity Shares shall sign a lockup agreement in form and substance reasonably acceptable to Merrill Lynch covering all such Equity Shares for the remainder of the Lockup Period. The Company also agrees not to file any registration statement with respect to any Equity Shares, ADSs or any securities convertible into or exercisable or exchangeable for Equity Shares or ADSs for a period of 90 days after the date of the U.S. Prospectus without the prior written consent of Merrill Lynch except (i) as required by any contract to which the Company is presently a party and that is filed as an exhibit to the Registration Statement or (ii) a registration statement relating to a business combination or employee benefit plan. The Company shall, prior to or concurrently with the execution of the U.S. Underwriting Agreement, deliver an agreement in the form attached as
Exhibit I hereto executed by each of the directors, officers and stockholders of the Company listed on Schedule II hereto to the effect that such person will not, during the period commencing on the date such person signs such agreement and ending 90 days after the date of the U.S. Prospectus (the "Lockup Period"), without the prior written consent of Merrill Lynch, directly or indirectly, (A) offer, pledge, sell, contract to sell, sell any option or contract to purchase, dispose of or transfer any shares of the Company's Equity Shares or any securities convertible into or exchangeable or exercisable for Equity Shares, whether now owned or later acquired by such person or with respect to which such person has or later acquires the power of disposition, or file any registration statement under the 1933 Act with respect to any of the foregoing or (B) enter into any swap or any other agreement or any transaction that transfers, in whole or in part,

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directly or indirectly, the economic consequence of ownership of the Equity
Shares, whether any such swap or transaction is to be settled by delivery of Equity Shares or other securities, in cash or otherwise.

     Notwithstanding the foregoing, any such officer or director may transfer Equity Shares (1) as a bona fide gift or gifts, provided that the donee or donees thereof agree in writing to be bound by the restrictions set forth herein or (2) pursuant to a transfer to any trust for the direct or indirect benefit of such officer or director or his or her immediate family, provided that the trustee of the trust agrees in writing to be bound by the restrictions set forth herein and provided further that any such transfer shall not involve a disposition for value. In addition, any such stockholder may transfer Equity Shares in a private transaction, provided that (A) all Equity Shares so transferred shall remain subject to the restrictions of this paragraph for the remainder of the Lockup Period and (B) each person to which any such Equity Shares are transferred shall sign a lockup agreement in form and substance reasonably acceptable to Merrill Lynch covering all such stock for the remainder of the Lockup Period. For purposes of this paragraph, "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

     SECTION 3. Terms of Public Offering. The Company is advised by you that the U.S. Underwriters propose (i) to make a public offering of their respective portions of the U.S. Securities as soon after the execution and delivery of the U.S. Underwriting Agreement as in your judgment is advisable and (ii) initially to offer the U.S. Securities upon the terms set forth in the U.S. Prospectus.

     SECTION 4. Delivery of ADRs Evidencing the ADSs. The Company shall deliver, or cause to be delivered, to the Representatives for the accounts of the several U.S. Underwriters ADRs evidencing the Initial U.S. Securities at the Closing Date (as defined below), against the release of a wire transfer of Federal or other immediately available funds in New York City. The Company shall deliver, or cause to be delivered, to the Representatives for the accounts of the several U.S. Underwriters, ADRs evidencing the U.S. Option Securities that the U.S. Underwriters have agreed to purchase at the Closing Date or the Option Closing Date (as defined below), as the case may be, against the release of a wire transfer of Federal or other immediately available funds in New York City. The ADRs shall be in definitive form and registered in such names and denominations as Merrill Lynch shall request no later than two business days prior to the Closing Date or the applicable Option Closing Date, as the case may be. The ADRs shall be made available for inspection not later than 9:30 A.M., New York City time, on the business day prior to the Closing Date or the applicable Option Closing Date, as the case may be, at a location in New York City as the Representatives may designate. If the U.S. Underwriters so elect, delivery of the ADRs evidencing the U.S. Securities may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by the U.S. Underwriters. The time and date of delivery and payment for the Initial U.S. Securities shall be 9:00 A.M., New York City time, on February __, 2000 or such other time on the same or such other date as Merrill Lynch and the Company shall agree in writing. The time and date of delivery for the Initial U.S.

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Securities are referred to herein as the "Closing Date".  The time and date of delivery and payment for any U.S. Option Securities to be purchased by the U.S. Underwriters shall be 9:00 A.M., New York City time, on the date specified in the applicable exercise notice given by you pursuant to Section 2 or such other time on the same or such other date as Merrill Lynch and the Company shall agree in writing. The time and date of delivery for any U.S. Option Securities are referred to herein as an "Option Closing Date".

     The documents to be delivered on the Closing Date or any Option Closing Date on behalf of the parties hereto pursuant to Section 8 of the U.S. Underwriting Agreement shall be delivered at the offices of Latham & Watkins, 885 Third Avenue, Suite 1000, New York, New York 10022 or such other location in the United States which is acceptable to Merrill Lynch and the Company, and the ADRs shall be delivered at the designated location, all on the Closing Date or such Option Closing Date, as the case may be.

     SECTION 5.  Agreements of the Company.  The Company agrees with you:

     (a) To advise you promptly and, if requested by you, to confirm such advice in writing, (i) of any request by the Commission for amendments to the Registration Statement, the ADS Registration Statement or amendments or supplements to the U.S. Prospectus or for additional information, (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, the ADS Registration Statement or of the suspension of qualification of the U.S. Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for such purposes, (iii) when any amendment to the Registration Statement or ADS Registration Statement becomes effective,
(iv) if the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of the U.S. Underwriting Agreement, when the Rule 462(b) Registration Statement has become effective and (v) of the happening of any event during the period referred to in Section 5(d) below which makes any statement of a material fact made in the Registration Statement, the ADS Registration Statement or the U.S. Prospectus untrue or which requires any additions to or changes in the Registration Statement, the ADS Registration Statement or the U.S. Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement, the Company will use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

     (b) To furnish to you four signed copies of the Registration Statement and the ADS Registration Statement as first filed with the Commission and of each amendment thereto, including all exhibits, and to furnish to you and each Underwriter designated by you such number of conformed copies of the Registration Statement and the ADS Registration Statement as so filed and of each amendment thereto, without exhibits, and the U.S. Prospectus as amended or supplemented, as you may reasonably request.

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     (c) To prepare the U.S. Prospectus, the form and substance of which shall be reasonably satisfactory to you, and to file the U.S Prospectus in such form with the Commission within the applicable period specified in Rule 424(b) under the 1933 Act; during the period specified in Section 5(d) below, not to file any further amendment to the Registration Statement or the ADS Registration Statement and not to make any amendment or supplement to the U.S. Prospectus of which you shall not previously have been advised or to which you shall reasonably object after being so advised; and, during such period, to prepare and file with the Commission, promptly upon your reasonable request, any amendment to the Registration Statement, ADS Registration Statement or amendment or supplement to the U.S. Prospectus which may be necessary or advisable in connection with the distribution of the U.S Securities by you, and to use its reasonable best efforts to cause any such amendment to the Registration Statement or the ADS Registration Statement to become promptly effective.

     (d) Prior to 2:00 P.M., New York City time, on the first business day after the date of the U.S. Underwriting Agreement and from time to time thereafter for such period as in the opinion of counsel for the U.S. Underwriters a U.S. Prospectus is required by law to be delivered in connection with sales by an Underwriter or a dealer, to furnish in New York City to each Underwriter and any dealer as many copies of the U.S. Prospectus (and of any amendment or supplement to the U.S. Prospectus) as such U.S. Underwriter or dealer may reasonably request.

     (e) If during the period specified in Section 5(d), any event shall occur or condition shall exist as a result of which, in the opinion of counsel for the U.S. Underwriters, it becomes necessary to amend or supplement the U.S. Prospectus in order to make the statements therein, in the light of the circumstances when the U.S. Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the U.S. Underwriters, it is necessary to amend or supplement the U.S. Prospectus to comply with applicable law, forthwith to prepare and file with the Commission an appropriate amendment or supplement to the U.S. Prospectus so that the statements in the U.S. Prospectus, as so amended or supplemented, will not in the light of the circumstances when it is so delivered, be misleading, or so that the U.S. Prospectus will comply with applicable law, and to furnish to each U.S. Underwriter and to any dealer as many copies thereof as such U.S. Underwriter or dealer may reasonably request.

     (f) Prior to any public offering of the U.S. Securities, to cooperate with you and counsel for the U.S. Underwriters in connection with the registration or qualification of the U.S. Securities for offer and sale by the several U.S. Underwriters and by dealers under the state securities or Blue Sky laws of such jurisdictions as you may request, to continue such registration or qualification in effect so long as required for distribution of the U.S. Securities and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation other than as to matters and transactions relating to the U.S. Prospectus, the

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Registration Statement, the ADS Registration Statement, any preliminary U.S.
Prospectus or the offering or sale of the U.S. Securities, in any jurisdiction in which is not now so subject.

     (g) To mail and make generally available to its stockholders as soon as practicable an earnings statement covering the twelve-month period ending March 31, 2001 that shall satisfy the provisions of Section 11(a) of the 1933 Act, and to advise you in writing when such statement has been so made available.

     (h) During the period of three years after the date of the U.S. Underwriting Agreement, to furnish to you as soon as available copies of all reports or other communications furnished to the record holders of U.S. Securities or furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed and such other publicly available information concerning the Company as you may reasonably request.

     (i) Whether or not the transactions contemplated in the U.S. Underwriting Agreement are consummated or the U.S. Underwriting Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under the U.S. Underwriting Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the U.S. Securities and ADRs under the 1933 Act and all other fees and expenses in connection with the preparation, printing, filing and distribution of the Registration Statement (including financial statements and exhibits), the ADS Registration Statement, any preliminary U.S. Prospectus, the U.S. Prospectus and all amendments and supplements to any of the foregoing, including the mailing and delivering of copies thereof to the U.S. Underwriters and dealers in the quantities specified herein, (ii) all costs and expenses related to the transfer and delivery of the U.S. Securities and ADRs to the U.S. Underwriters, including any transfer or other taxes payable thereon, (iii) all costs of printing the U.S. Underwriting Agreement and any other agreements or documents in connection with the offering, purchase, sale or delivery of the U.S. Securities and ADRs,
(iv) all expenses in connection with the registration or qualification of the U.S. Securities for offer and sale under the securities or Blue Sky laws of the several states and all costs of printing or producing any Preliminary and Supplemental Blue Sky Memoranda in connection therewith (including the filing fees and fees and disbursements of counsel for the U.S. Underwriters in connection with such registration or qualification and memoranda relating thereto), (v) the filing fees and disbursements of counsel for the U.S. Underwriters in connection with the review and clearance of the offering of the U.S. Securities by the National Association of Securities Dealers, Inc. (the "NASD"), (vi) all costs and expenses incident to the listing of the U.S. Securities on the Nasdaq National Market, (vii) the cost of printing the ADRs,
(viii) the costs and charges of any transfer agent, registrar and/or depositary, including the Depositary, (ix) all fees associated with review and approval of this offering by Indian federal, local and state authorities, and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Subsection, provided, however, that, notwithstanding the foregoing, if the transactions contemplated by the U.S. Underwriting

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Agreement are consummated, the U.S. Underwriters will reimburse the Company for certain expenses pursuant to a separate agreement between the parties hereto. Subject to Subsection (iv) above, the U.S. Underwriters agree to pay the fees, disbursements and expenses of (A) Shearman & Sterling, United States counsel to the U.S. Underwriters and (B) Bhaishanker, Kanga and Girdharlal, Indian counsel to the U.S. Underwriters.

     (j) To use its reasonable best efforts to list for quotation the U.S. Securities on the Nasdaq National Market and to maintain the listing of the U.S. Securities on the Nasdaq National Market for a period of three years after the date of the U.S. Underwriting Agreement.

     (k) To use its reasonable best efforts to do and perform all things required or necessary to be done and performed under the U.S. Underwriting Agreement by the Company prior to the Closing Date or any Option Closing Date, as the case may be, and to satisfy all conditions precedent to the delivery of the ADRs evidencing the U.S. Securities.

     (l) If the Registration Statement at the time of the effectiveness of the U.S. Underwriting Agreement does not cover all of the U.S. Securities, to file a Rule 462(b) Registration Statement with the Commission registering the U.S. Securities not so covered in compliance with Rule 462(b) by 10:00 P.M., New York City time, on the date of the U.S. Underwriting Agreement and to pay to the Commission the filing fee for such Rule 462(b) Registration Statement at the time of the filing thereof or to give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the 1933 Act.

     (m) To use the net proceeds received by it from the sale of the U.S. Securities in the manner specified in the Prospectus under "Use of Proceeds."

     SECTION 6. Representations and Warranties of the Company. As of the date hereof, the Company represents and warrants to each Underwriter that:

     (a) The Registration Statement and the ADS Registration Statement have become effective (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of the U.S. Underwriting Agreement); any Rule 462(b) Registration Statement filed after the effectiveness of the U.S. Underwriting Agreement will become effective no later than 10:00 P.M., New York City time, on the date of the U.S. Underwriting Agreement; and no stop order suspending the effectiveness of the Registration Statement or ADS Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company's knowledge, threatened by the Commission.

     (b) (i) The Registration Statement and ADS Registration Statement (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of the U.S. Underwriting Agreement), when it became effective, did not contain and, as amended, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the

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Registration Statement and ADS Registration Statement (other than any Rule
462(b) Registration Statement to be filed by the Company after the effectiveness of the U.S. Underwriting Agreement) and the U.S. Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the 1933 Act and the rules and regulations of the Ministry of Finance of India (the "MOF"), the Reserve Bank of India (the "RBI"), the Department of Company Affairs of India (the "DCA"), the Company Law Board (the "CLB") and the Securities and Exchange Board of India (the "SEBI"), as applicable, (iii) if the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of the U.S. Underwriting Agreement, such Rule 462(b) Registration Statement and any amendments thereto, when they become effective (A) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (B) will comply in all material respects with the 1933 Act and the rules and regulations of the MOF, the RBI, the DCA, the CLB and the SEBI and
(iv) the U.S. Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, ADS Registration Statement, Rule 462(b) Registration Statement, if any, or the U.S. Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use therein.

     (c) Each preliminary U.S. Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in any preliminary U.S. Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use therein.

     (d) The Company has been duly organized and is validly existing under the laws of its jurisdiction of organization and has the power and authority to carry on its business as described in the U.S. Prospectus, to own, lease and operate its properties and to enter into the U.S. Underwriting Agreement and the Deposit Agreement, and is duly qualified in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not reasonably be expected to have a material adverse effect on the business, prospects, financial condition or results of operations of the Company (a "Material Adverse Effect")

     (e) To the knowledge of the Company's executive officers after due enquiry, IndiaWorld Communications Pvt. Ltd. ("India World") has been duly organized and has the power to carry on its business as described in the U.S. Prospectus, to own, lease and operate its properties, and is duly qualified in each jurisdiction in which the nature of its business or ownership or leasing of property requires such qualification, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect. In connection with the Company's proposed acquisition of IndiaWorld, the Company conducted a due diligence investigation of the books and records of IndiaWorld, including an investigation by independent accountants and legal counsel, which the Company believes was customary and reasonable under the circumstances.

     (f) There are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or liens granted or issued by the Company relating to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of the Company, except pursuant to the Company's Associate Stock Option Plan or as otherwise disclosed in the Registration Statement.

     (g) All the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights, except as otherwise disclosed in the Registration Statement. The Equity Shares to be issued in connection with the offering and the sale of the U.S. Securities have been duly authorized for issuance and sale pursuant to the U.S. Underwriting Agreement and, when issued and delivered by the Company pursuant to the U.S. Underwriting Agreement, will be validly issued, fully paid and non-assessable and will not be subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company, except as otherwise disclosed in the Registration Statement. The Equity Shares may be freely deposited with the Depositary against issuance of ADRs evidencing the U.S. Securities, though there are restrictions on the future deposit of Equity Shares which are fully and accurately described in the U.S. Prospectus. The U.S. Securities are freely transferable by the Company to the U.S. Underwriters in the manner contemplated in the U.S. Underwriting Agreement. Upon receipt of the underlying Equity Shares with the custodian named in the Deposit Agreement pursuant to the Deposit Agreement in accordance with the terms thereof, all right, title and interest in such Equity Shares, free and clear of any security interest, mortgage, pledge, claim, lien or other encumbrance (each, a "Lien") will be transferred to the Depositary on behalf of the U.S. Underwriters. Upon issuance by the Depositary of the ADRs evidencing the U.S. Securities against deposit of the underlying Equity Shares in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and will entitle the holders thereof to the rights specified in the ADRs and the Deposit Agreement. There are no restrictions on the transfer of such Equity Shares or the U.S. Securities, except as described in the U.S. Prospectus.

     (h) The Share Purchase Agreement dated November 29, 1999 among Rajesh Jain, Chandanmal Jain, Puspha C. Jain, Neeta C. Jain, Bhavana R.Jain, IndiaWorld and the Company has been duly authorized by each of the Company and, to the knowledge of the Company's executive officers after due enquiry, IndiaWorld Communications Pvt. Ltd. ("IndiaWorld") and constitutes a valid and binding agreement of the Company and, to the knowledge of the Company's executive officers after due enquiry, IndiaWorld enforceable against each of the Company and, to the knowledge of the Company's executive officers after due enquiry,

IndiaWorld in accordance with its terms, subject to (A) the effect of bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors; (B) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (C) the unenforceability under certain circumstances under law or court decisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (D) the enforceability of any provision requiring the payment of attorney's fees, except to the extent that a court determine such fees to be reasonable.

     (i) The Agreement for Option to Purchase Shares dated November 29, 1999 among Rajesh Jain, Bhavana R. Jain, C.M. Jain Impex and Investments Private Limited, IndiaWorld (the "Option") the Company has been duly authorized by each of the Company and, to the knowledge of the Company's executive officers after due enquiry, IndiaWorld enforceable against each of the Company and, to the knowledge of the Company's executive officers after due enquiry, IndiaWorld in accordance with its terms, subject to (A) the effect of bankruptcy, insolvency, reorganization, motorium, or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors; (B) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (C) the unenforceability under certain circumstances under law or court decisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (D) the enforceability of any provision requiring the payment of attorney's fees, except to the extent that a court determine such fees to be reasonable.

     (j) To the knowledge of the Company's executive officers after due enquiry, all of the outstanding shares of capital stock of IndiaWorld have been duly authorized and validly issued and are fully paid, non-assessable and, except as described in the Registration Statement, not subject to any preemptive or similar rights. As of the date of the U.S. Underwriting Agreement, the Company owns 24.5% of the outstanding shares of capital stock of IndiaWorld and, upon the terms and subject to the conditions of the Option, has the right to acquire the remaining 75.5%. Upon payment of the purchase price for the remaining 75.5% of the outstanding shares of capital stock of IndiaWorld in accordance with the terms of the Option, the Company will, to the knowledge of the Company's executive officers after due enquiry, own 100% of the outstanding shares of capital stock of IndiaWorld free and clear of any security interest, mortage, pledge, lien, encumbrance, claim or equity.

     (k) Except which do not singly or in the aggregate constitute a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X (but for this purpose the applicable thresholds are increased to 20% and the measurement date shall be December 31, 1999) and except as described in the Prospectus, the Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity other than IndiaWorld. Other than as described in the U.S. Prospectus, the Company is not a participant in any material joint venture, partnership, or similar arrangement.

     (l) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the U.S. Prospectus.

     (m) Neither the Company nor, to the knowledge of the Company's executive officers after due enquiry, IndiaWorld is in violation of its Articles or Memorandum of Association or in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, note, contract, franchise, mortgage, lease or other agreement or instrument to which it is a party or by which it or its property is bound, except as would not reasonably be expected to have a Material Adverse Effect.

     (n) The execution, delivery and performance of the U.S. Underwriting Agreement and the Deposit Agreement by the Company, the compliance by the Company with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as have been obtained or made by the Company and are in full force and effect under the 1933 Act, and any applicable Indian governmental or regulatory authority or agency, including, without limitation, the required approvals of the MOF, RBI, CLB, DCA and SEBI), (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the Articles or Memorandum of Association of the Company or, to the knowledge of the Company's executive officers after due enquiry, IndiaWorld,
(iii) except as would not reasonably be expected to have a Material Adverse Effect, any indenture, loan agreement, mortgage, lease or other agreement or instrument to which the Company or, to the knowledge of the Company's executive officers after due enquiry, IndiaWorld is a party or by which the Company or, to the knowledge of the Company's executive officers after due enquiry, IndiaWorld or their respective property is bound, (iv) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company or, to the knowledge of the Company's executive officers after due enquiry, IndiaWorld, or their respective property (including any laws limiting foreign ownership of the Company or IndiaWorld) or (v) except as would not reasonably be expected to have a Material Adverse Effect, result in the suspension, termination or revocation of any Authorization (as defined below) of the Company or, to the knowledge of the Company's executive officers after due enquiry, IndiaWorld or any other impairment of the rights of the holder of any such Authorization.

     (o) There are no legal or governmental proceedings pending or, to the Company's knowledge, threatened to which the Company or, to the knowledge of the Company's executive officers after due enquiry, IndiaWorld is or could be a party or to which any of its property is or could be subject which would reasonably be expected to have a Material Adverse Effect; nor are there any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the U.S. Prospectus or to be filed as exhibits to the Registration

Statement that are not so described or filed as required. No material labor dispute with the employees of the Company or, to the knowledge of the Company's executive officers after due enquiry, IndiaWorld exists or, to the Company's knowledge, is threatened.

     (p) The Company has not violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), any provisions of the Employee Retirement Income Security Act of 1974, as amended, or any provisions of the Foreign Corrupt Practices Act, or the rules and regulations promulgated thereunder, except for such violations which, singly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

     (q) Except as disclosed in the U.S. Prospectus, each of the Company and, to the knowledge of the Company's executive officers after due enquiry, IndiaWorld has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an "Authorization") of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice would not reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect. Except as disclosed in the U.S. Prospectus, each such Authorization is valid and in full force and effect and each of the Company and, to the knowledge of the Company's executive officers after due enquiry, IndiaWorld is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization; and such Authorizations contain no restrictions that are burdensome to the Company or, to the knowledge of the Company's executive officers after due enquiry, to IndiaWorld, except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect.

     (r) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any Authorization, any related constraints on operating activities and any potential liabilities to third parties) which would reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect.

     (s) The U.S. Underwriting Agreement and the Deposit Agreement have been duly authorized, executed and delivered by the Company and constitute valid and binding agreements of the Company.

     (t) KPMG, India are independent public accountants with respect to the Company and to IndiaWorld as required by the 1933 Act.

     (u) The financial statements of the Company included in the Registration Statement and the U.S. Prospectus (and any amendment or supplement thereto), together with related schedules and notes, present fairly the financial position, results of operations and changes in financial position of the Company on the basis stated therein at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with United States generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; the related supporting schedules, if any, included in the Registration Statement present fairly in all material respects in accordance with generally accepted accounting principles the information required to be stated therein; and the other Company financial and statistical information and data set forth in the Registration Statement and the U.S. Prospectus (and any amendment or supplement thereto) are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company. The pro forma financial statements and the related notes thereto included in the Registration Statement and the U.S. Prospectus (and any amendment or supplement thereto) present fairly in all material respects the information shown therein, have been prepared in accordance with the rules and guidelines of the United States Securities and Exchange Commission with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

     (v) To the knowledge of the Company's executive officers after due enquiry, the financial statements of IndiaWorld included in the Registration Statement and the U.S. Prospectus (and any amendment or supplement thereto), together with related schedules and notes, present fairly the financial position, results of operations and changes in financial position of IndiaWorld on the basis stated therein at the respective dates or for the respective periods to which they apply; to the knowledge of the Company's executive officers after due enquiry, such statements and related schedules and notes have been prepared in accordance with United States generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; to the knowledge of the Company's executive officers after due enquiry, the related supporting schedules, if any, included in the Registration Statement present fairly in all material respects in accordance with generally accepted accounting principles the information required to be stated therein; and to the knowledge of the Company's executive officers after due enquiry, the other IndiaWorld financial and statistical information and data set forth in the Registration Statement and the U.S. Prospectus (and any amendment or supplement thereto) are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of IndiaWorld.

     (w) The Company is not and, after giving effect to the offering and sale of the U.S. Securities and the application of the proceeds thereof as described in the U.S. Prospectus, will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

     (x) Except as disclosed in the U.S. Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the 1933 Act with respect to any securities of the Company or to require the Company to include such securities with the U.S. Securities registered pursuant to the Registration Statement.

     (y) Since the respective dates as of which information is given in the U.S. Prospectus other than as set forth in the U.S. Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of the U.S. Underwriting Agreement), (i) there has not occurred any change or any development involving a prospective change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company or, to the knowledge of the Company's executive officers after due enquiry, IndiaWorld, that is materially adverse to the Company, (ii) there has not been any change or any development involving a prospective change in the capital stock or in the long-term debt of the Company or, to the knowledge of the Company's executive officers after due enquiry, IndiaWorld that is materially adverse to the Company, and (iii) neither the Company nor, to the knowledge of the Company's executive officers after due enquiry, IndiaWorld has incurred any material or obligation, direct or contingent, that is material to the Company.

     (z) Each of the Company and, to the knowledge of the Company's executive officers after due enquiry, IndiaWorld maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations,
(ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (aa) The form of certificate for the Equity Shares conforms to the requirements of Indian law, the Articles or Memorandum of Association of the Company and the description thereof contained in the U.S. Prospectus, and the U.S. Securities and the ADRs conform to the requirements of the Deposit Agreement and the Nasdaq National Market.

     (bb) Except as disclosed in the U.S. Prospectus, stamp duty is payable in India in connection with the issuance of the Equity Shares in the name of the Depositary; however, no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable in India or any political subdivision or taxing authority thereof or therein in connection with: (i) the initial deposit with the Depositary of the Equity Shares by the Company against the issuance of the ADRs evidencing U.S. Securities; (ii) the sale and delivery of the U.S. Securities to or for the respective accounts of the U.S. Underwriters; (iii) the sale and delivery outside of India by the U.S. Underwriters of the U.S. Securities or the ADRs to the initial purchasers thereof; or (iv) except as set forth in the U.S. Prospectus, the consummation of any other transaction contemplated by the U.S. Underwriting Agreement or the Deposit Agreement in connection with the sale and delivery of the U.S. Securities or the issuance of the ADRs.

     (cc) Except as disclosed in the U.S. Prospectus, under applicable laws and regulations, no taxes, levies, imposts or charges are required to be deducted or withheld from any payment by the Company of a dividend in respect of the Equity Shares (including, without limitation, those represented by U.S. Securities) to persons not resident in India.

     (dd) It is not necessary in order to enable any party to enforce any of its rights under the U.S. Underwriting Agreement or to enable any owner of U.S. Securities to enforce any of its rights that all or any of such parties or owners of U.S. Securities be licensed, qualified or entitled to do business in India. None of the U.S. Underwriters will be deemed to be resident, domiciled, carrying on business or subject to taxation in India solely by reason of the ownership of the U.S. Securities or the entry into, performance and/or enforcement of the U.S. Underwriting Agreement and the transactions contemplated hereby.

     (ee) The Company is subject to the civil and commercial laws of India with respect to its obligations under the U.S. Underwriting Agreement, the Deposit Agreement and the U.S. Securities. The execution and delivery by the Company and the performance by the Company of its obligations hereunder and thereunder constitute private and commercial acts rather than governmental or public acts, and neither the Company nor any of its properties enjoys any right of immunity in any jurisdiction in India from suit, judgment, execution on a judgment or attachment (whether before judgment or in aid of execution) in respect of such obligations.

     (ff) The Company has full power, authority and legal right to enter into and perform its obligations set forth in Section 7 of the U.S. Underwriting Agreement and none of the provisions of such Section 7 contravene current Indian law.

     (gg) Each certificate signed by any officer of the Company and delivered to the U.S. Underwriters or counsel for the U.S. Underwriters shall be deemed to be a representation and warranty by the Company to the U.S. Underwriters as to the matters covered thereby.

     SECTION 7. Indemnification. (a) The Company agrees to indemnify and hold harmless each U.S. Underwriter and each person, if any, who controls any U.S. Underwriter and their affiliates within the meaning of Section 15 of the 1933 Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or the ADS Registration Statement (or any amendment thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary U.S. Prospectus or the U.S. Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Company; and

          (iii) against any and all expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by Merrill Lynch) incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

     provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any U.S. Underwriter expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the U.S. Prospectus (or any amendment or supplement thereto); and provided, further, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any U.S. Underwriter who failed to deliver a U.S. Prospectus, as then amended or supplemented (so long as the U.S. Prospectus and any amendments or supplements thereto was provided by the Company to the several U.S. Underwriters in the requisite quantity and on a timely basis to permit proper delivery on or prior to the Closing Date) to the person asserting any losses, claims, damages, liabilities or judgments caused by any untrue statement or alleged untrue statement of a material fact contained in such preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such material misstatement or omission or alleged material misstatement or omission was cured in the U.S. Prospectus, as so amended or supplemented, and such U.S. Prospectus was required by law to be delivered at or prior to written confirmation of sale to such person.

     (b) Each U.S. Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement and the ADS Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement and the ADS Registration Statement (or any amendment thereto) or any preliminary prospectus or the U.S. Prospectus ( or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter expressly for use in the Registration Statement and the ADS Registration Statement (or any amendment thereto) or such preliminary prospectus or the U.S. Prospectus (or any amendment or supplement thereto).

     (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by the Company and shall be reasonably satisfactory to the indemnified parties. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior the date of such settlement.

     (e) If the indemnification provided for in this Section is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the U.S. Underwriters on the other hand from this offering pursuant to the U.S. Underwriting Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the U.S. Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Company on the one hand and the U.S. Underwriters on the other hand in connection with the offering of the U.S. Securities and ADRs pursuant to the U.S. Underwriting Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Equity Shares, U.S. Securities and ADSs pursuant to the U.S. Underwriting Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the U.S. Underwriters, in each case as set forth on the cover of the U.S. Prospectus, bear to the aggregate initial public offering price of the ADSs as set forth on such cover.

     The relative fault of the Company on the one hand and the U.S. Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the U.S. Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statements or omission.

     The Company and the U.S. Underwriters agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue
statement or omission or alleged omission.   Notwithstanding the provisions of
this Section 7, no U.S. Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the ADSs underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such U.S. Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was guilty of such fraudulent misrepresentation.

     For purposes of this Section 7, each person, if any, who controls a U.S. Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act shall have the same rights to contribution as such U.S. Underwriter, and each director, and such persons' affiliate, of the Company, each officer of the Company who signed the Registration Statement and the ADS Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company. The U.S. Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of U.S. Securities to be purchased set forth opposite their respective names in Schedule I hereto and not joint.

     SECTION 8. Conditions of U.S. Underwriters' Obligations. The several obligations of the U.S. Underwriters to purchase the Initial U.S. Securities under the U.S. Underwriting Agreement are subject to the satisfaction of each of the following conditions:

     (a) All the representations and warranties of the Company contained in the U.S. Underwriting Agreement shall be true and correct in all material respects on the Closing Date with the same force and effect as if made on and as of the Closing Date.

     (b) If the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of the U.S. Underwriting Agreement such Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., New York City time, on the date of the U.S. Underwriting Agreement and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or, to the Company's knowledge, contemplated by the Commission.

     (c) You shall have received on the Closing Date a certificate dated the Closing Date, signed by R. Ramaraj and T.R. Santhanakrishnan, in their capacities as the Chief Executive Officer and Chief Financial Officer of the Company, confirming the matters set forth in Sections 6(t), 8(a) and 8(b) and that the Company has complied with all of the agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied by the Company on or prior to the Closing Date.

     (d) Since the respective dates as of which information is given in the U.S. Prospectus other than as set forth in the U.S. Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of the U.S. Underwriting Agreement), (i) there shall not have occurred any change or any development involving a prospective change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company or IndiaWorld, (ii) there shall not have been any change or any development involving a prospective change in the capital stock or in the long-term debt of the Company or IndiaWorld and (iii) neither the Company nor IndiaWorld shall have incurred any liability or obligation, direct or contingent, the effect of which, in any such case described in clause 8(d)(i), 8(d)(ii) or 8(d)(iii), in your judgment, is material and adverse to the Company and, in your reasonable judgement, makes it impracticable to market the U.S. Securities on the terms and in the manner contemplated in the U.S. Prospectus.

     (e) You shall have received on the Closing Date opinions (satisfactory to you and United States counsel for the U.S. Underwriters), dated the Closing Date, of M.G.

Ramachandran, Indian counsel for the Company, and Bhaishanker Kanga and Girdharlal, Indian counsel to the U.S. Underwriters, to the effect that:

          (i) Each of the Company and IndiaWorld has been duly incorporated and is validly existing and in good standing as a company under the laws of India and has all corporate power and authority necessary to conduct its businesses and to own, lease and operate its properties as described or contemplated in the U.S. Prospectus. The Company has no subsidiaries other than IndiaWorld.

          (ii) The Company has an equity and issued capitalization as set forth in the U.S. Prospectus and such capitalization complies with Indian law. The summary of the charter documents and Indian law set forth in the U.S. Prospectus is accurate and complete in all material respects. The authorized share capital of the Company (including the Equity Shares, U.S. Securities and the ADRs) conforms to the description thereof under the headings "Description of Equity Shares" and "Description of American Depositary Shares" in the U.S. Prospectus.

          (iii) The shares of capital stock of the Company outstanding prior to the issuance of the Equity Shares represented by the U.S. Securities have been duly and validly authorized, are validly issued and outstanding, are fully paid and nonassessable, conform to the description thereof contained in the U.S. Prospectus and, to the best of such counsel's knowledge after due inquiry, have been issued in compliance with the registration and qualification requirements of Indian securities laws. The Equity Shares represented by the U.S. Securities and deposited pursuant to the Deposit Agreement in accordance with the U.S. Underwriting Agreement (the "Deposited Shares") have been duly and validly authorized by the Company, and when such Equity Shares are issued and delivered upon payment in accordance with the terms of the U.S. Underwriting Agreement, such Equity Shares will be duly and validly issued and outstanding, fully paid, and nonassessable, rank pari passu with the other Equity Shares outstanding, except as specifically indicated to the contrary in the U.S. Prospectus, and will not be subject to any lien, encumbrance, preemptive right, equity, call right or other claim, and there are no restrictions on the voting or transfer of the Deposited Shares, the U.S. Securities or the ADRs, except as described in the U.S. Prospectus. The Deposited Shares, when deposited pursuant to the Deposit Agreement in accordance with the U.S. Underwriting Agreement, will continue to be validly issued and outstanding and fully paid and nonassessable and will entitle the holders thereof to the rights specified in the U.S. Securities, the ADRs and the Deposit Agreement. The form of certificate for the Equity Shares conforms to the requirements of Indian law and the charter documents of the Company, and the U.S. Securities and the ADRs conform to the requirements of the Deposit Agreement.

          (iv) All of the outstanding shares of capital stock of IndiaWorld have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights. As of the date of the U.S. Underwriting Agreement, the Company owns 24.5% of the outstanding shares of capital stock of IndiaWorld and has the right to acquire the remaining 75.5% by June 30, 2000. Upon payment of the purchase price for the remaining 75.5% of the outstanding shares of capital stock of IndiaWorld, the Company will own 100% of the outstanding shares of capital stock of IndiaWorld free and clear of any security interest, mortage, pledge, lien, encumbrance, claim or equity.

          (v) There are neither any preemptive nor other similar rights to subscribe for or to purchase any of the Deposited Shares or the U.S. Securities, or except for rights that have been validly waived, nor any restrictions on the voting or transfer of any of the Equity Shares, in either case, pursuant to the charter documents of the Company or any agreement known to us to which the Company is a party, and the deposit of such Equity Shares pursuant to the Deposit Agreement will not give rise to any such preemptive or other similar rights or restrictions.

          (vi) The Company has full power and authority to enter into and perform its obligations under the U.S. Underwriting Agreement and the Deposit Agreement (together, the "Principal Agreements") and to file the Registration Statement, ADS Registration Statement and the Rule 462(b) Registration Statement with the Commission. The Principal Agreements have been duly authorized, executed and delivered by the Company and, assuming they are valid and binding agreements under the laws of the State of New York by which they are expressed to be governed, and under the U.S. federal securities laws, the Principal Agreements constitute valid and binding agreements of the Company, enforceable in accordance with their terms subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles, save that the said Principal Agreements will only be admissible in evidence in India for the purposes of enforcement if they are duly stamped in accordance with the Indian Stamp Act, 1899 and the Tamil Nadu Stamp Act, 1957 within three months from the date of their first receipt in India with the proper stamp duty chargeable thereon. The Deposit Agreement, the U.S. Securities and the ADRs conform to the description thereof in the U.S. Prospectus. The Deposit Agreement is in proper legal form for enforcement against the Company in India, subject to the aforesaid qualification regarding payment of stamp duties. The U.S. Securities and the ADRs are in proper legal form for enforcement against the Company in India, The Depositary and any holder or owner of U.S. Securities or ADRs issued under the Deposit Agreements are each entitled to sue as plaintiff in the Indian courts for the enforcement of their respective rights against the Company and such access will not be subject to any conditions which are not applicable to Indian persons.

          (vii) The execution, delivery and performance by the Company of the Principal Agreements and the consummation of the transactions contemplated thereby (including the issuance of the Equity Shares to be represented by the U.S. Securities, the deposit of such Equity Shares pursuant to the Deposit Agreement, the issuance and sale of the U.S. Securities, the filings of the Registration Statement and the ADS Registration Statement with the Commission) will not (A) conflict with, result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or IndiaWorld pursuant to the terms of, result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or IndiaWorld is a party or by which the Company or IndiaWorld is bound or to which any of the property or assets of the Company or IndiaWorld is subject, (B) result in a violation of the charter documents of the Company or IndiaWorld or of any Indian law or of any order, rule or regulation of any Indian court or governmental body or agency having jurisdiction over the Company, or its properties or assets or (C) result in the suspension, termination or revocation of any authorizations, permits or licenses held by the Company or IndiaWorld or any other impairment of the rights of the Company or IndiaWorld with respect to any such authorization, permit or license.

          (viii) No consent, approval, authorization or order of, or filing, registration or qualification with, any Indian court or governmental agency or body is required for the execution, delivery and performance of the Principal Agreements, the issuance or sale of the Deposited Shares or the U.S. Securities, and the consummation of the transactions contemplated by the Principal Agreements and the filings of the Registration Statement and the ADS Registration Statement with the Commission, except such consents, approvals, authorizations, orders, filings, registrations or qualifications listed in Schedule I hereto (all of which have been obtained or made and continue to be in full force and effect).

          (ix) Each of the Registration Statement, the ADS Registration Statement, the Rule 462(b) Registration Statement, if any, and the U.S. Prospectus has been duly approved by the Board of Directors of the Company, and each of the Registration Statement, the ADS Registration Statement and the Rule 462(b) Registration Statement, if any, has been duly executed by the officers and directors of the Company set forth on the signature pages thereto.

          (x) The execution and delivery by the respective parties to the Principal Agreements and the performance by such parties of the obligations thereunder and the consummation of the transactions contemplated by such agreements will not result in a breach or violation of any of the terms and provisions of any applicable Indian law or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental agency or body in India or any Indian court, stock exchange or self-regulatory organization in India having jurisdiction over such parties or IndiaWorld or any of their properties.

          (xi) Except as described in the U.S. Prospectus, no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the U.S. Underwriters to India or to any political subdivision or taxing authority thereof or therein in connection with (A) the deposit with the Depositary of the Equity Shares against the issuance of U.S. Securities or ADRs, (B) the purchase of the U.S. Securities by the U.S. Underwriters, (C) the sale and delivery by the U.S. Underwriters of the U.S. Securities or ADRs to the initial purchasers thereof, (D) the consummation of any other transactions contemplated in the Principal Agreements in connection with the issuance and sale of the U.S. Securities, or (E) any payments by the Company to the U.S. Underwriters pursuant to Section 7 of the U.S. Underwriting Agreement.

          (xii) The indemnification provisions set forth in Section 7 of the Underwriting Agreement do not contravene Indian law or public policy.

          (xiii) Except as described in the U.S. Prospectus, all dividends and other distributions declared and payable on the Deposited Shares may under current Indian laws and regulations be paid to the custodian of the Depositary in Indian rupees that may be converted into foreign currency and freely transferred out of India; all such dividends and other distributions made to holders of Equity Shares or U.S. Securities who are non-residents of India will not be subject to Indian income, withholding or other taxes under Indian laws and regulations and are otherwise free and clear of any other tax duty, withholding or deduction, without the necessity of obtaining any Indian governmental authorization in India.

          (xiv) The Indian courts will observe and give effect to the choice of the law of the State of New York as the governing law of the Principal Agreements.

          (xv) The Company has the power to submit, and has taken all necessary action to submit, to the jurisdiction of any Specified Court (as defined in the U.S. Underwriting Agreement) and to appoint CT Corporation System as its agent for service of process. The waiver by the Company of any objection to venue of a proceeding in any Specified Court is valid and legally binding. Service of process effected in the manner set forth in the Underwriting Agreement or in the Deposit Agreement, assuming it is valid under New York law, will be effective, subject to the Indian procedural laws governing service of process, to confer valid personal jurisdiction over the Company. The Company and the holders of Equity Shares, U.S. Securities or ADRs can sue and be sued in their own names under the laws of India. The irrevocable submission by the Company to the jurisdiction of any Specified Court constitutes a valid and legally binding obligation of the Company so long as such submission to jurisdiction is not contrary to Indian public policy, and such counsel has no reason to believe that such submission to jurisdiction is contrary to Indian public policy. Any judgment obtained in a Specified Court arising out of or in relation to the obligations of the Company under the Principal Agreements, as the case may be, or the transactions contemplated thereby will be recognized and enforced by Indian courts subject to what is provided under the caption "Enforcement of Civil Liabilities" in the U.S. Prospectus.

          (xvi) The Principal Agreements are in proper legal form for enforcement against the Company in India, and any U.S. Underwriter in respect of the U.S. Underwriting Agreement and each of the Depositary and any holder of U.S. Securities in respect of the Deposit Agreement is entitled to sue as plaintiff in the Indian courts for the enforcement of their respective rights against the Company, and such access will not be subject to any conditions which are not applicable to Indian persons.

          (xvii) The Company is subject to the civil and commercial laws of India with respect to its obligations under the Principal Agreements, the U.S. Securities and the ADRs. The execution and delivery by the Company and the performance by the Company of its obligations thereunder constitute private and commercial acts rather than governmental or public acts, and neither the Company, any subsidiary of the Company nor any of their respective properties enjoys any right of immunity in any jurisdiction in India from suit, judgment, execution on a judgment or attachment (whether before judgment or in aid of execution) in respect of such obligations.

          (xviii) To the best of such counsel's knowledge after due inquiry, there are no litigation or governmental proceedings pending or threatened to which the Company or IndiaWorld is or could be a party or to which any of their respective property is or could be subject that are required to be described in the Registration Statement or the U.S. Prospectus and are not so described, or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the U.S. Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed as required.

          (xix) To the best of such counsel's knowledge after due inquiry, each of the Company and IndiaWorld have all material licenses, permits, certificates, franchises and other approvals or authorizations from all regulatory officials and bodies that are necessary to the conduct of their businesses and to the ownership or lease of their properties as described or contemplated in the U.S. Prospectus.

          (xx) To the best of such counsel's knowledge after due inquiry, each of the Company and IndiaWorld has complied in all material respects with its charter documents and, except as described in the U.S. Prospectus, with each of its documents of title to its properties, mortgages, deeds of trust, and loan agreements and there exists no default under any such documents of title, mortgages, deeds of trust or loan agreements which has not been waived nor has it received any notice of default with respect thereto.

          (xxi) The statements (A) in the U.S. Prospectus under the captions "Enforcement of Civil Liabilities," "Risk Factors--Risks Related to Investments in Indian Companies," "Risk Factors--Risks Related to the ADSs and Our Trading Market," "Dividend Policy," "Management's Discussion and Analysis and Results of Operations--Liquidity and Capital Resources," "Management's Discussion and Analysis and Results of Operations--Income Tax Matters," "Business--Facilities," "Business--Intellectual Property," "Business--Government Regulations," "Business--Legal Proceedings," "Management," "Certain Transactions," "Description of Equity Shares," "Restrictions on Foreign Ownership of Indian Securities," "Government of India Approvals" and "Taxation--Indian Taxation," and (B) in Item 14 and
     Item 15 of the Registration Statement, insofar as such statements constitute a summary of legal documents or matters of Indian law or regulations or legal conclusions with respect thereto, are complete and accurate and are confirmed in all material respects.

          (xxii) To the best of such counsel's knowledge after due inquiry, there are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or the ADS Registration Statement or included in the offering contemplated by the Underwriting Agreement, except for such rights as have been duly waived.

          (xxiii) It is not necessary (a) in order to enable the U.S. Underwriters or any of them to exercise or enforce any of their rights under the U.S. Underwriting Agreement; (b) to enable the Depositary or the holders or owners of U.S. Securities to exercise or enforce any of its rights under the Deposit Agreement and (c) by reason of the entry into and/or performance of the Underwriting Agreement or the Deposit Agreement that any or all of the U.S. Underwriters or the Depositary or the holders or owners of U.S. Securities should be licensed, qualified or entitled to do business in India.

          (xxiv) None of the U.S. Underwriters, purchasers or the Depositary is or will be resident, domiciled, carrying on business or subject to taxation in India by reason only of the entry into, performance and/or enforcement of the Principal Agreements.

          (xxv) The Depositary will not (absent negligence, bad faith or breach of contract and general principles of agency) be subject to any potential liability under Indian law for taking the actions contemplated in the Deposit Agreement.

          (xxvi) Nothing in the Deposit Agreement or the form of receipt attached thereto misstates the rights of the holders of the ADSs in respect of the deposited securities and there is nothing contained in the law of the Republic of India, the Articles or Memorandum of Association of the Company, the By-laws of the Company, or in any agreement to which the Company is a party and bound which prevents the exercise of any right or the enjoyment of any benefit to which an ADS holder is entitled as a result of owning an ADS issued under the terms of the Deposit Agreement and which has not been disclosed in the Deposit Agreement and the form of receipt attached to the Deposit Agreement.

          (xxvii) There are no reporting obligations under Indian law on the ADS holder that have not been disclosed in the Deposit Agreement and the form of receipt attached to the Deposit Agreement.

          (xxviii) The Depositary will not be deemed to be authorized to exercise any discretion when voting in accordance with the terms set forth in Article IV of the Deposit Agreement under Indian law and the Depositary will not (absent negligence, bad faith or breach of contract and general principles of agency) be subject to any potential liability under Indian law for losses arising from the exercise of the voting arrangements set forth in Article IV of the Deposit Agreement.

          (xxix) The Depositary will not be subject to any reporting or similar requirements under Indian law with respect to the ADRs or the shares underlying such ADRs by virtue of it being a party to the Deposit Agreement and exercising its rights and performing its obligations thereunder.

          (xxx) The Share Purchase Agreement dated November 29, 1999 among Rajesh Jain, Chandanmal Jain, Puspha C. Jain, Neeta C. Jain, Bhavana R. Jain, IndiaWorld and the Company has been duly authorized by each of the Company and IndiaWorld and constitutes a valid and binding agreement of the Company and IndiaWorld enforceable against each of the Company and IndiaWorld in accordance with its terms.

          (xxxi) The Agreement for Option to Purchase Shares dated November 29, 1999 among Rajesh Jain, Bhavana R. Jain, C.M. Jain Impex and Investments Private Limited, IndiaWorld and the Company has been duly authorised by each of the Company and IndiaWorld enforceable against each of the Company and IndiaWorld in accordance with its terms.

     In addition, such counsel shall state that it has participated in conferences with officers and other representatives of the Company, representatives of the independent public or certified public accountants for the Company and with representatives of the U.S. Underwriters at which the contents of the Registration Statement, the ADS Registration Statement, the U.S. Prospectus, and any supplements or amendments thereto, and related matters were discussed and, although they are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the ADS Registration Statement or the U.S. Prospectus (other than as specified above), and any supplements or amendments thereto, on the basis of the foregoing, nothing has come to their attention which would lead such counsel to believe that either the Registration Statement or the ADS Registration Statement, or any amendments thereto, at the time the Registration Statement, the ADS Registration Statement or such amendments became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the U.S. Prospectus, as of the date hereof, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that such counsel need not express its belief with respect to the financial statements or schedules or other financial and statistical data derived therefrom, included in the Registration Statement, the ADS Registration Statement or the U.S. Prospectus or any amendments or supplements thereto).

     The opinions of M.G. Ramachandran and Bhaishanker Kanga and Girdharlal described in Section 8(e) above shall be rendered to you at the request of the Company and shall so state therein.

     (f) You shall have received on the Closing Date an opinion (reasonably satisfactory to you and counsel for the U.S. Underwriters), dated the Closing Date, of Latham & Watkins, United States counsel for the Company, to the effect that:

          (i) The U.S. Underwriting Agreement has been duly executed and delivered by the Company.

          (ii) The Deposit Agreement has been duly executed and delivered by the Company. Assuming the Deposit Agreement has been duly authorized by the Company, the Deposit Agreement is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms. The opinions expressed in this paragraph do not include any opinion with respect to the perfection or priority of any security interest or with respect to laws relating to permissible rates of interest. The opinions in this paragraph are further subject to the following limitations, qualifications or exceptions: (A) the effect of bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors; (B) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (C) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (D) the enforceability of any provision requiring the payment of attorney's fees, except to the extent that a court determines such fees to be reasonable.

          (iii) Each of the Registration Statement, the ADS Registration Statement and the Rule 462(b) Registration Statement, if any, has been declared effective by the Commission under the 1933 Act. To the knowledge of such counsel, no stop order suspending the effectiveness of either of the Registration Statement, the ADS Registration Statement, the Rule 462(b) Registration Statement, if any, has been issued under the 1933 Act and, to the knowledge of such counsel, no proceedings for such purpose have been instituted or are pending or are contemplated or threatened by the Commission. Any required filing of the U.S. Prospectus and any supplement thereto pursuant to Rule 424(b) under the 1933 Act has been made in the manner and within the time period required by such Rule 424(b).

          (iv) The Registration Statement, including any Rule 462(b) Registration Statement, the ADS Registration Statement, the U.S. Prospectus, and each amendment or supplement to the Registration Statement and/or the ADS Registration Statement and the U.S. Prospectus, as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or in exhibits to the Registration Statement or the ADS Registration Statement, as to which no opinion need be rendered) comply as to form in all material respects with the applicable requirements of the 1933 Act.

          (v) The U.S. Securities have been approved for inclusion on the Nasdaq National Market.

          (vi) The statements in the U.S. Prospectus in the third paragraph under the caption "Certain Transactions," and under the caption "Taxation-- United States Federal Taxation," insofar as such statements constitute matters of United States federal or state law, summaries of legal matters, documents or legal proceedings, or legal conclusions, has been reviewed by such counsel and fairly present and summarize, in all material respects, the matters referred to therein.

          (vii) To the knowledge of such counsel, there are no legal or governmental actions, suits or proceedings pending or threatened which are required to be disclosed in the Registration Statement or the ADS Registration Statement, other than those disclosed therein.

          (viii) To the knowledge of such counsel, there are no existing instruments required to be described or referred to in the Registration Statement or the ADS Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto.

          (ix) No consent, approval, authorization or other order of, or registration or filing with, any United States federal or state court or other governmental authority or agency, is required for the Company's execution, delivery and performance of the U.S. Underwriting Agreement and the Deposit Agreement and consummation of the transactions contemplated thereby and by the U.S. Prospectus, except as required under the 1933 Act.

          (x) The execution and delivery of the U.S. Underwriting Agreement and the Deposit Agreement by the Company and the performance by the Company of its obligations thereunder (other than performance by the Company of its obligations under the indemnification section of the Underwriting Agreement and Deposit Agreement, as to which no opinion need be rendered) will not result in any violation of any United States federal or California or New York law, administrative regulation or administrative or court decree known to us to be applicable to the Company.

          (xi) The Company is not, and after receipt of payment for the U.S. Securities will not be, an "investment company" within the meaning of Investment Company Act.

          (xii) The U.S. Securities conform to the requirements of the Deposit Agreement and the Nasdaq National Market, as amended in correspondence between the Nasdaq National Market and the Company.

     In addition, such counsel shall state that it has participated in conferences with officers and other representatives of the Company, representatives of the independent public or certified public accountants for the Company and with representatives of the U.S. Underwriters at which the contents of the Registration Statement, the ADS Registration Statement, the U.S. Prospectus, and any supplements or amendments thereto, and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the ADS Registration Statement or the U.S. Prospectus, and any supplements or amendments thereto, and have not made any independent check or verification thereof, during the course of such participation, no facts have come to their attention which would cause them to believe that either the Registration Statement or the ADS Registration Statement, or any amendments thereto, at the time the Registration Statement, the ADS Registration Statement or such amendments became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the U.S. Prospectus, as of its date or at the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that such counsel need not express its belief with respect to the financial statements, notes, schedules or other financial data included in the Registration Statement, the ADS Registration Statement or the U.S. Prospectus or any amendments or supplements thereto).

     The opinion of Latham & Watkins described in Section 8(f) above shall be rendered to you at the request of the Company and shall so state therein.

     (g) You shall have received on the Closing Date an opinion (satisfactory to you and counsel for the U.S. Underwriters), dated the Closing Date, of Patterson, Belknap, Webb & Tyler LLP, counsel for the Depositary, to the effect that:

          (i) the Deposit Agreement has been duly authorized, executed and delivered by the Depositary and assuming the due authorization, execution and delivery by the Company, the Deposit Agreement constitutes a valid and legally binding agreement of the Depositary, enforceable in accordance with its terms, except to the extent that (a) enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and (ii) general equity principles, and (b) rights to indemnity and contribution may be limited by U.S. federal or state securities laws or public policy; and

          (ii) ADRs issued in accordance with the terms and conditions of the Deposit Agreement and the Registration Statement to evidence ADSs will be duly and validly issued and will entitle the registered holders thereof to the rights specified in the ADRs and the Deposit Agreement, assuming that
     (a) the ADSs (which are in turn evidenced by the ADRs) have been duly authorized and validly issued and are fully paid and non-assessable, and that any preemptive rights with respect to the ADSs have been validly waived or exercised, and (b) such ADSs have been duly deposited with the Custodian (as defined in the Deposit Agreement), in each case in accordance with all applicable laws and regulations.

     (h) You shall have received on the Closing Date an opinion, dated the Closing Date, of Shearman & Sterling, United States counsel for the U.S. Underwriters, in form and substance satisfactory to the U.S. Underwriters.

     (i) You shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to you, from KPMG, India, independent public accountants, containing the information and statements of the type ordinarily included in accountants' "comfort letters" to U.S. Underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the U.S. Prospectus.

     (j) The Company shall have delivered to you the agreements specified in
Section 2 hereof which agreements shall be in full force and effect on the Closing Date.

     (k) The U.S. Securities shall have been duly listed for quotation on the Nasdaq National Market.

     (l) The Deposit Agreement shall be in full force and effect. The Depositary shall have furnished or caused to be furnished to you certificates satisfactory to you evidencing: (x) the deposit with the custodian named in the Deposit Agreement of the Equity Shares being so deposited against issuance of ADRs evidencing U.S. Securities to be delivered by the Company at the Closing Date; (y) the execution, issuance, signature and delivery of ADRs evidencing the

U.S. Securities pursuant to the Deposit Agreement; and (z) such other matters related thereto as you may reasonably request.

     (m) The Company shall not have failed on or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Company on or prior to the Closing Date.

     The several obligations of the U.S. Underwriters to purchase any U.S. Option Securities hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the due authorization and issuance of such U.S. Option Securities and other matters related to the issuance of such U.S. Option Securities.

     SECTION 9. Effectiveness of Agreement and Termination. The U.S. Underwriting Agreement shall become effective upon the execution and delivery of the U.S. Underwriting Agreement by the parties hereto.

     The U.S. Underwriting Agreement may be terminated at any time on or prior to the Closing Date by you by written notice to the Company (i) if there has been, since the time of execution of the U.S. Underwriting Agreement or since the respective dates as of which information is given in the U.S. Prospectus, any change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company or IndiaWorld, whether or not arising in the ordinary course of business that is materially adverse to the Company, or (ii) if there has occurred any material adverse change in the financial markets in India or in the United States or international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the reasonable judgment of the U.S. Underwriters, impracticable to market the ADRs or to enforce contracts for the sale of the ADRs, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission, the Nasdaq National Market or any Indian authority, or if trading generally on the Nasdaq National Market or any Indian exchange has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any such exchange or by such system or by order of the Commission, the NASD or any other U.S. or Indian governmental authority, or (iv) if a banking moratorium has been declared by either Indian, U.S. federal or New York authorities, or, if there is a change, or an official announcement by a competent authority of a prospective change, in Indian or U.S. taxation adversely affecting the Company, the Equity Shares, the ADRs or the U.S. Securities or the transfer thereof.

     If on the Closing Date or on an Option Closing Date, as the case may be, any one or more of the U.S. Underwriters shall fail or refuse to purchase the Initial U.S. Securities or U.S. Option Securities, as the case may be, which it has or they have agreed to purchase hereunder on such date and the aggregate number of Initial U.S. Securities or U.S. Option Securities, as the case may be, which such defaulting U.S. Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the total number of Initial U.S. Securities or U.S. Option Securities, as the case may be, to be purchased on such date by all U.S. Underwriters, each non-defaulting U.S. Underwriter shall be obligated severally, in the proportion which the number of Initial U.S. Securities set forth opposite its name in
Schedule I bears to the total number of Initial U.S. Securities which all the non-defaulting U.S. Underwriters have agreed to purchase, or in such other proportion as you may specify, to purchase the Initial U.S. Securities or U.S. Option Securities, as the case may be, which such defaulting Underwriter or U.S. Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Initial U.S. Securities or U.S. Option Securities, as the case may be, which any Underwriter has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 9 by an amount in excess of one-ninth of such number of Initial U.S. Securities or U.S. Option Securities, as the case may be, without the written consent of such Underwriter. If on the Closing Date any U.S. Underwriter or Underwriters shall fail or refuse to purchase Initial U.S. Securities and the aggregate number of Initial U.S. Securities with respect to which such default occurs is more than one-tenth of the aggregate number of Initial U.S. Securities to be purchased by all U.S. Underwriters and arrangements satisfactory to you and the Company for purchase of such Initial U.S. Securities are not made within 48 hours after such default, the U.S. Underwriting Agreement will terminate without liability on the part of any non-defaulting U.S. Underwriter and the Company. In any such case which does not result in termination of the U.S. Underwriting Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the U.S. Prospectus or any other documents or arrangements may be effected. If, on an Option Closing Date, any U.S. Underwriter or Underwriters shall fail or refuse to purchase Additional U.S. Securities and the aggregate number of U.S. Option Securities with respect to which such default occurs is more than one-tenth of the aggregate number of U.S. Option Securities to be purchased on such date, the non-defaulting U.S. Underwriters shall have the option to (i) terminate their obligation hereunder to purchase such U.S. Option Securities or (ii) purchase not less than the number of U.S. Option Securities that such non-defaulting U.S. Underwriters would have been obligated to purchase on such date in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of any such Underwriter under the U.S. Underwriting Agreement.

     SECTION 10. Miscellaneous. Notices given pursuant to any provision of the U.S. Underwriting Agreement shall be addressed as follows: (i) if to the Company, to Satyam Infoway Limited, Maanasarovar Towers, 271-A, Anna Salai, Teynampet, Chennai 600 015 India, Attention: Chief Executive Officer, with a copy to Latham & Watkins, 135 Commonwealth Drive, Menlo Park, CA 94025,
Attention: Anthony J. Richmond, Esq., and (ii) if to any Underwriter or to you, to you c/o Merrill Lynch & Co., North Tower, World Financial Center, New York, New York 10281-1201, Attention: Syndicate Department, or in any case to such other address as the person to be notified may have requested in writing.

     The respective indemnities, contribution agreements, representations, warranties and other statements of the Company and the several U.S. Underwriters set forth in or made pursuant to the U.S. Underwriting Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the U.S. Securities, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the officers or directors of any Underwriter, any person controlling any Underwriter, the Company, the officers or directors of the Company or any person controlling the Company, (ii) acceptance of the U.S. Securities and payment for them hereunder. The respective agreements, covenants and indemnities set forth in Section 7 shall remain in full force and effect, regardless of any termination or cancellation of the U.S. Underwriting Agreement.

     If for any reason the U.S. Securities or ADRs are not delivered by or on behalf of the Company as provided herein (other than as a result of any termination of the U.S. Underwriting Agreement pursuant to Section 9), the Company agrees to reimburse the several U.S. Underwriters for all reasonable out-of-pocket expenses (including the fees and disbursements of counsel) incurred by them. Notwithstanding any termination of the U.S. Underwriting Agreement, the Company shall be liable for all expenses which it has agreed to pay pursuant to Section 5(i) hereof. The Company also agrees to reimburse the several U.S. Underwriters, their directors and officers and any persons controlling any of the U.S. Underwriters for any and all reasonable fees and expenses (including, without limitation, the fees disbursements of counsel) incurred by them in connection with enforcing their rights hereunder (including, without limitation, pursuant to Section 7 hereof).

     Except as otherwise provided, the U.S. Underwriting Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the U.S. Underwriters, the U.S. Underwriters' directors and officers, any controlling persons referred to herein, the Company's directors and the Company's officers who sign the Registration Statement and their respective successors and assigns, all as and to the extent provided in the U.S. Underwriting Agreement, and no other person shall acquire or have any right under or by virtue of the U.S. Underwriting Agreement. The term "successors and assigns" shall not include a purchaser of any of the U.S. Securities from any of the several U.S. Underwriters merely because of such purchase.

     THE U.S. UNDERWRITING AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

     Any legal suit, action or proceeding arising out of or based upon the U.S. Underwriting Agreement or the transactions contemplated hereby ("Related Proceedings") may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the "Specified Courts"), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a "Related Judgment"), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party's address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. Each party not located in the United States irrevocably appoints CT Corporation System, which currently maintains a New York office at 1633 Broadway, New York, New York 10019, United States of America, as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of New York.

     With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts, or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

     If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than U.S. dollars, the parties hereto agree and subject to receipt of any necessary approval of the Reserve Bank of India (which the Company hereby agrees to use its best efforts to obtain at the earliest possible date), to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures any Underwriter could purchase U.S. dollars with such other currency in New York City on the business day preceding that on which final judgment is given, net of any related fees on exchange.

     The obligation of the Company in respect of any sum due from the Company to any U.S. Underwriter, or of any U.S. Underwriter in respect of any sum due from such U.S. Underwriter to the Company shall, notwithstanding any judgment in a currency other than U.S. dollars, not be discharged until the first business day, following receipt by such Underwriter or the Company, respectively, of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such U.S. Underwriter or the Company, respectively, may in accordance with normal banking procedures purchase U.S. dollars with such other currency; if the U.S. dollars so purchased are less than the sum originally due to such U.S. Underwriter or the Company, respectively, hereunder, the Company or any such Underwriter, respectively, agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such U.S. Underwriter or the Company, respectively, against such loss. If the U.S. dollars so purchased are greater than the sum originally due to such U.S. Underwriter or the Company, respectively, hereunder, such U.S. Underwriter and the Company, respectively agrees to pay to the Company or such U.S. Underwriter, respectively, an amount equal to the excess of the U.S. dollars to purchased over the sum originally due to such U.S. Underwriter or the Company, respectively, hereunder.

     The U.S. Underwriting Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

     Please confirm that the foregoing correctly sets forth the agreement between the Company and the several U.S. Underwriters.

                                     Very truly yours,

                                     SATYAM INFOWAY LIMITED


                                     By:
                                          ------------------------------
                                     Name:
                                     Title:

CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
 INCORPORATED
SALOMON SMITH BARNEY INC.

By: MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
 INCORPORATED


By: _______________________
Authorized Signatory

                                   SCHEDULE I
                                   ----------


                                                         Number of Firm Shares
U.S. Underwriters                                           to be Purchased
-----------------                                           ---------------

Merrill Lynch, Fenner, Pierce & Smith Incorporated

Salomon Smith Barney Inc.

                                  SCHEDULE II
                                  -----------


Stockholders Signing Lock-Up Agreements:

Satyam Computer Services Limited
South Asia Regional Fund
R. Ramaraj
A. Srinivasagopalan
George A. Ajit
Lalit Bhojwani
Padma Chandrasekaran
V.V. Kannan
Pradeep Lakshmanan
N. Shekhar
Rahul Swarup
T.R. Santhanakrishnan
T. Suresh Kumar
K. Thiagarajan
B. Ramalinga Raju
Pranab Barua
T.H. Chowdary
Donald Peck
C. Srinivasa Raju
S. Srinivasan